Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended June 30, 2024
NEWPORT, RI - August 8, 2024 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (Nasdaq: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended June 30, 2024.
SECOND QUARTER 2024 RESULTS

•Net income attributable to Pangaea of $3.7 million, or $0.08 per diluted share
•Adjusted net income attributable to Pangaea of $4.6 million, or $0.10 per diluted share
•Operating cash flow of $9.0 million
•Adjusted EBITDA of $15.9 million
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $16,223 per day
•Pangaea’s TCE rates exceeded the average Baltic Panamax and Supramax indices by 7%
•Ratio of net debt to trailing twelve-month Adjusted EBITDA of 2.1x
•Expanded owned vessel fleet to 26 with the acquisitions of the Bulk Brenton and Bulk Patience in third quarter

For the three months ended June 30, 2024, Pangaea reported non-GAAP adjusted net income of $4.6 million, or $0.10 per diluted share, on total revenue of $131.5 million. Second quarter TCE rates increased 4% on a year-over-year basis, while total shipping days, which include both voyage and time charter days, increased 2% to 4,117 days, when compared to the year-ago period.

The TCE earned was $16,223 per day for the three months ended June 30, 2024, compared to an average of $15,558 per day for the same period in 2023. During the second quarter ended June 30, 2024, the Company’s average TCE rate exceeded the benchmark average Baltic Panamax and Supramax indices by 7%, supported by Pangaea’s long-term contracts of affreightment ("COAs"), specialized fleet, and cargo-focused strategy.

Total Adjusted EBITDA was $15.9 million in the second quarter and unchanged compared to the prior year period. Total Adjusted EBITDA margin was 12.1% during the second quarter of 2024, compared to 13.5% during the prior year period. Second quarter Adjusted EBITDA performance relative to the prior year period reflects the increase in market rates, which were offset by higher charter hire and vessel operating expenses per day.

As of June 30, 2024, the Company had $77.9 million in cash and cash equivalents. Total debt, including lease finance obligations was $252.6 million. At the end of the second quarter 2024, the ratio of net debt to trailing twelve-month adjusted EBITDA was 2.1x, which was flat compared to the prior year period. During the three months ended June 30, 2024, the Company repaid $3.6 million of finance leases, $4.6 million of long-term debt in conjunction with a refinancing, and paid $4.5 million in cash dividends.

On August 8, 2024, the Company's Board of Directors declared a quarterly cash dividend of $0.10 per common share, payable on September 16, 2024, to all shareholders of record as of September 2, 2024.

MANAGEMENT COMMENTARY

“Our second quarter results reflect consistent execution amid a stable dry-bulk market, which enabled us to deliver continued premium TCE returns,” stated Mark Filanowski, Chief Executive Officer of Pangaea Logistics Solutions. “Our fleet remained well utilized during the second quarter as we executed long-term contracts within our key Atlantic trade routes. As we enter the peak demand period for our specialized ice-class fleet operating in the Canadian Arctic region, the stable market environment and our expanded fleet of owned vessels positions us for strong performance in the second half of the year.”

“The global dry bulk market has proven to be resilient in the face of recent global trade disruptions, which has resulted in a more normal price environment compared to a year-ago,” continued Filanowski. “Within our key trade regions, economic activity continues to support demand for our key bulk trades. Second hand vessel values have increased substantially as dry bulk newbuilding orders show continued weakness. Increased newbuilding prices, higher interest rates, and uncertainty of the impact of emissions regulations, have limited orders for new vessels. Going forward, we expect the limited number of newbuild vessels entering the market will provide a systemic catalyst for higher market rates going in to 2025, as dry bulk capacity will become further constrained.”

“Given the attractive macro backdrop for dry bulk economics, we have been very focused on our capital deployment priorities,” continued Filanowski. “During the quarter, we entered into an agreement to acquire the Bulk Brenton and Bulk Patience, which will enter our fleet during the third quarter. At the same time, we refinanced two of our owned ships with new lenders and repaid over $8 million in debt, which further improves the flexibility of our balance sheet.”

“Looking ahead, the third quarter represents a seasonally strong period for demand in our niche Arctic trades and we expect that our fleet of ice class vessels will be fully utilized during the third quarter. Through today we’ve booked 3,298 shipping days at an average TCE rate of $17,978 per day” continued Filanowski. “Entering our period of peak demand, we will remain focused on maximizing fleet utilization in order to deliver premium asset returns, invest in profitable growth and deliver consistent shareholder returns.”

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets, which drive premium returns measured in time charter equivalent per day.

Leverage integrated shipping and logistics model. In addition to operating the largest high ice class dry bulk fleet of Panamax and post-Panamax vessels globally, Pangaea also performs stevedoring services, together with port and terminal operations capabilities. Since acquiring marine port terminal operations in Port Everglades/Ft. Lauderdale, Port of Palm Beach, Florida, and Port of Baltimore, Maryland a year ago, the Company has opportunistically deployed capital to support continued organic growth of this business. During the second quarter, the port and logistics business continued to build momentum, delivering strong margins and profitability. Earlier in the year, the Company launched an expansion of its terminal operations in the Port of Tampa, which is on track to be complete in the second half of 2025.

Continue to drive strong fleet utilization. In the second quarter, Pangaea's 24 owned vessels were fully utilized and supplemented with an average of 22 chartered-in vessels to support cargo and COA commitments. During the quarter, the Company announced the acquisition of two new vessels, which will expand the owned vessel fleet to 26. These vessels will further position the Company to maximize the utilization of its fleet and serve the evolving needs of its customers.

Continue to upgrade fleet, while divesting older, non-core assets. During the quarter, the Company entered into an agreement to acquire the Bulk Brenton and Bulk Patience for a combined purchase price of $56.6 million. These two 2016 built vessels represent an upgrade to the composition of our fleet by increasing our environmentally compliant fleet tonnage and improving our ability to meet customer demand. Going forward, the Company intends to opportunistically manage its fleet with the purpose of maximizing TCE rates, meeting evolving regulatory requirements and supporting client cargo needs on an on-demand basis.

SECOND QUARTER 2024 CONFERENCE CALL

The Company’s management team will host a conference call to discuss the Company’s financial results on Friday, August 9, 2024 at 8:00 a.m., Eastern Time (ET). Accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/.

To participate in the live teleconference:

Domestic Live: 1-800-267-6316
International Live: 1-203-518-9783
Conference ID:     PANLQ224

To listen to a replay of the teleconference, which will be available through August 16, 2024:

Domestic Replay: 1-800-938-2376
International Replay: 1-402-220-1129

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Voyage revenue	$124,095,728	$110,465,557	$211,386,291	$218,415,680
Charter revenue	3,846,797	7,090,440	18,877,824	12,839,392
Terminal & Stevedore Revenue	3,555,327	519,657	5,982,290	519,657
Total revenue	131,497,852	118,075,654	236,246,405	231,774,729
Expenses:
Voyage expense	61,150,855	54,459,633	98,265,519	111,274,264
Charter hire expense	32,685,075	29,125,662	59,827,925	51,716,502
Vessel operating expense	14,735,927	13,210,851	27,405,184	26,817,666
Terminal & Stevedore Expenses	2,828,398	374,582	4,907,585	374,582
General and administrative	5,029,696	5,923,159	12,307,699	11,614,892
Depreciation and amortization	7,453,675	7,126,995	14,890,148	14,453,855
Loss on sale of vessel	—	—	—	1,172,196
Total expenses	123,883,626	110,220,882	217,604,060	217,423,957

Income from operations	7,614,226	7,854,772	18,642,345	14,350,772

Other income (expense):
Interest expense	(3,812,783)	(4,125,720)	(7,663,513)	(8,376,234)
Interest income	665,362	1,042,564	1,540,446	2,092,410
Loss (Income) attributable to Non-controlling interest recorded as long-term liability interest expense	119,950	(905,337)	(695,152)	(760,600)
Unrealized (loss) gain on derivative instruments, net	(927,503)	(1,348,284)	4,156,836	(1,771,853)
Other income	334,248	248,863	678,172	635,275
Total other expense, net	(3,620,726)	(5,087,914)	(1,983,211)	(8,181,002)

Net income	3,993,500	2,766,858	16,659,134	6,169,770
(Income) loss attributable to non-controlling interests	(310,725)	77,682	(1,302,183)	149,037
Net income attributable to Pangaea Logistics Solutions Ltd.	$3,682,775	$2,844,540	$15,356,951	$6,318,807

Earnings per common share:
Basic	$0.08	$0.06	$0.34	$0.14
Diluted	$0.08	$0.06	$0.33	$0.14

Weighted average shares used to compute earnings per common share:
Basic	45,276,791	44,775,438	45,245,655	44,744,039
Diluted	46,028,902	45,127,972	45,922,272	45,122,019

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$77,946,955	$99,037,866
Accounts receivable (net of allowance of $6,494,900 and $5,657,837 at June 30, 2024 and December 31, 2023, respectively)	41,332,293	47,891,501
Inventories	28,889,890	16,556,266
Advance hire, prepaid expenses and other current assets	33,182,103	28,340,246
Total current assets	181,351,241	191,825,879

Fixed assets, net	464,347,780	474,265,171
Advances for vessel purchases	8,500,000	—
Finance lease right of use assets, net	29,630,660	30,393,823
Goodwill	3,104,800	3,104,800
Other non-current Assets	5,986,121	5,590,295
Total assets	$692,920,602	$705,179,968

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$39,257,972	$35,836,262
Deferred revenue	10,064,097	15,629,886
Current portion of secured long-term debt	12,049,931	30,751,726
Current portion of finance lease liabilities	21,480,421	21,970,124
Dividend payable	1,116,964	1,146,321
Total current liabilities	83,969,385	105,334,319

Secured long-term debt, net	78,474,348	68,446,309
Finance lease liabilities, net	137,035,935	143,266,867
Long-term liabilities - other	16,631,692	17,936,540

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 46,902,091 shares issued and outstanding at June 30, 2024; 46,466,622 shares issued and outstanding at December 31, 2023	4,692	4,648
Additional paid-in capital	166,521,852	164,854,546
Retained earnings	165,003,909	159,026,799
Total Pangaea Logistics Solutions Ltd. equity	331,530,453	323,885,993
Non-controlling interests	45,278,789	46,309,940
Total stockholders' equity	376,809,242	370,195,933
Total liabilities and stockholders' equity	$692,920,602	$705,179,968

Pangaea Logistics Solutions, Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net income	$16,659,134	$6,169,770
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	14,890,148	14,453,855
Amortization of deferred financing costs	399,259	471,582
Amortization of prepaid rent	60,933	60,564
Unrealized (gain) loss on derivative instruments	(4,156,836)	1,771,853
Income from equity method investee	(678,172)	(635,275)
Earnings attributable to non-controlling interest recorded as other long term liability	695,152	760,600
Provision for doubtful accounts	837,063	1,129,270
Loss on impairment of vessel	—	—
Loss on sale of vessel	—	1,172,196
Drydocking costs	(3,154,809)	(3,361,280)
Share-based compensation	1,667,350	1,123,507
Change in operating assets and liabilities:
Accounts receivable	5,722,145	(7,196,493)
Inventories	(12,333,624)	1,652,227
Advance hire, prepaid expenses and other current assets	(2,426,074)	(3,503,097)
Accounts payable, accrued expenses and other current liabilities	5,339,639	5,894,024
Deferred revenue	(5,565,789)	(6,383,893)
Net cash provided by operating activities	17,955,519	13,579,410

Investing activities
Purchase of vessels and vessel improvements	(498,982)	(27,039,525)
Advances for vessel purchases	(8,500,000)	—
Purchase of fixed assets and equipment	(140,018)	—
Proceeds from sale of vessel	—	8,933,700
Acquisitions, net of cash acquired	—	(7,200,000)
Dividends received from equity method investments	—	1,627,500
Net cash used in investing activities	(9,139,000)	(23,678,325)

Financing activities
Proceeds from long-term debt	17,600,000	—
Payments of financing fees and issuance costs	(866,801)	—
Payments of long-term debt	(25,573,461)	(9,096,390)
Payments of finance lease obligations	(7,324,636)	(8,133,049)
Dividends paid to non-controlling interests	(2,333,334)	(5,000,000)
Cash dividends paid	(9,409,198)	(9,133,109)
Cash paid for incentive compensation shares relinquished	—	(127,283)
Payments to non-controlling interest recorded as long-term liability	(2,000,000)	(2,500,000)
Net cash used in financing activities	(29,907,430)	(33,989,831)

Net change in cash and cash equivalents	(21,090,911)	(44,088,746)
Cash and cash equivalents at beginning of period	99,037,866	128,384,606
Cash and cash equivalents at end of period	$77,946,955	$84,295,860

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Transportation and Service Revenue
Gross Profit	$12,671,400	$13,805,410	$31,005,001	$27,192,817
Add:
Vessel Depreciation and Amortization	7,426,197	7,099,516	14,835,191	14,398,898
Net transportation and service revenue	$20,097,597	$20,904,926	$45,840,192	$41,591,715

Adjusted EBITDA
Net Income	3,993,500	2,766,858	16,659,134	6,169,770
Interest expense, net	3,147,421	3,083,156	6,123,067	6,283,824
Income (loss) attributable to Non-controlling interest recorded as long-term liability interest expense	(119,950)	905,337	695,152	760,600
Depreciation and amortization	7,453,675	7,126,995	14,890,148	14,453,855
EBITDA	14,474,646	13,882,346	38,367,501	27,668,049
Non-GAAP Adjustments:
Loss on sale of vessels	—	—	—	1,172,196
Share-based compensation	528,673	267,073	1,667,350	1,123,507
Unrealized (gain) loss on derivative instruments, net	927,503	1,348,284	(4,156,836)	1,771,853
Other non-recurring items	—	425,702	—	425,702
Adjusted EBITDA	$15,930,822	$15,923,405	$35,878,015	$32,161,307

Earnings Per Common Share
Net income attributable to Pangaea Logistics Solutions Ltd.	$3,682,775	$2,844,540	$15,356,951	$6,318,807

Weighted average number of common shares outstanding - basic	45,276,791	44,775,438	45,245,655	44,744,039
Weighted average number of common shares outstanding - diluted	46,028,902	45,127,972	45,922,272	45,122,019

Earnings per common share - basic	$0.08	$0.06	$0.34	$0.14
Earnings per common share - diluted	$0.08	$0.06	$0.33	$0.14

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$3,682,775	$2,844,540	$15,356,951	$6,318,807
Non-GAAP
Add:
Loss on sale of vessels	—	—	—	1,172,196
Unrealized loss (gain) on derivative instruments	927,503	1,348,284	(4,156,836)	1,771,853
Other non-recurring items	—	$425,702	—	425,702
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$4,610,278	$4,618,526	$11,200,115	$9,688,558

Weighted average number of common shares - basic	45,276,791	44,775,438	45,245,655	44,744,039
Weighted average number of common shares - diluted	46,028,902	45,127,972	45,922,272	45,122,019

Adjusted EPS - basic	$0.10	$0.10	$0.25	$0.22
Adjusted EPS - diluted	$0.10	$0.10	$0.24	$0.21

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses and terminal & stevedore expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation, other non-operating income and/or expense and other non-recurring items, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) and its subsidiaries (collectively, “Pangaea” or the “Company”) provides seaborne drybulk logistics and transportation services as well as terminal and stevedoring services. Pangaea utilizes its logistics expertise to service a broad base of industrial customers who require the transportation of a wide variety of drybulk cargoes, including grains, coal, iron ore, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite and limestone. The Company addresses the logistics needs of its customers by undertaking a comprehensive set of services and activities, including cargo loading, cargo discharge, port and terminal operations, vessel chartering, voyage planning, and vessel technical management. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Stefan C. Neely
Chief Financial Officer	Vallum Advisors
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.